Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION

OF

STARZ

STARZ, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

(1)                                 The name of the Corporation is Starz.  The original Certificate of Incorporation of the Corporation was filed on May 7, 2007.  The name under which the Corporation was originally incorporated is ANLBC/LA Holdings Inc.

(2)                                 This Restated Certificate of Incorporation restates and further amends the Restated Certificate of Incorporation of the Corporation, as heretofore amended.

(3)                                 This Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

(4)                                 Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, the text of the Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

NAME

The name of the corporation is Starz (the “Corporation”).

ARTICLE II

REGISTERED OFFICE

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808.  The name of its registered agent at such address is the Corporation Service Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as the same may be amended from time to time, the “DGCL”).

ARTICLE IV

AUTHORIZED STOCK

The total number of shares of capital stock which the Corporation will have authority to issue is four billion, one hundred twenty five million (4,125,000,000) shares, of which:

(1)                             four billion, seventy five million (4,075,000,000) shares will be of a class designated as Common Stock, par value $0.01 per share (“Common Stock”), and such class will be divided into series as follows:

a.              two billion (2,000,000,000) shares of Common Stock will be of a series designated as “Series A Common Stock” (the “Series A Common Stock”);

b.              seventy five million (75,000,000) shares of Common Stock will be of a series designated as “Series B Common Stock” (the “Series B Common Stock”);

c.               two billion (2,000,000,000) shares of Common Stock will be of a series designated as “Series C Common Stock” (the “Series C Common Stock”); and

(2)                                 fifty million (50,000,000) shares will be of a class designated as Preferred Stock, par value $0.01 per share (“Preferred Stock”), which are undesignated as to series and are issuable in accordance with the provisions of Article IV, Section C and the DGCL.

Upon this Restated Certificate of Incorporation (as it may from time to time hereafter be amended or restated, this “Restated Certificate”) becoming effective pursuant to the DGCL (the “Effective Time”), (i) each share of Series A Liberty Capital Common Stock, par value $0.01 per share (“Old Series A Liberty Capital Common Stock”), issued and outstanding immediately prior to the Effective Time, shall automatically be reclassified as one (1) validly issued, fully paid and non-assessable share of Series A Common Stock, par value $0.01 per share, without any action of the holder thereof, and (ii) each share of Series B Liberty Capital Common Stock, par value $0.01 per share (“Old Series B Liberty Capital Common Stock”), issued and outstanding immediately prior to the Effective Time, shall automatically be reclassified as one (1) validly issued, fully paid and non-assessable share of Series B Common Stock, par value $0.01 per share, without any action of the holder thereof, in each case, as of the Effective Time. Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Series A Liberty Capital Common Stock or Old Series B Liberty Capital Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the shares of the Series A Common Stock or Series B Common Stock, respectively.

The description of the Common Stock and the Preferred Stock of the Corporation, and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, or the method of fixing and establishing the same, are as hereinafter set forth in this Article IV.

SECTION A

CERTAIN DEFINITIONS AND INTERPRETATIONS

Unless the context otherwise requires, the terms defined below will have, for all purposes of this Restated Certificate, the meanings herein specified:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with such Person.

“Board of Directors” or “Board” means the Board of Directors of the Corporation and, unless the context indicates otherwise, also means, to the extent permitted by law, any committee thereof authorized, with respect to any particular matter, to exercise the power of the Board of Directors of the Corporation with respect to such matter.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by agreement, or otherwise. The terms “Controls”, “Controlled” and “Controlling” will have corresponding meanings.

“Convertible Securities” means (x) any securities of the Corporation (other than shares of any series of Common Stock) that are directly or indirectly convertible into or exchangeable for, or that evidence the right to purchase, directly or indirectly, securities of the Corporation or any other Person, whether upon conversion, exercise, exchange, pursuant to anti-dilution provisions of such securities or otherwise, and (y) any securities of any other Person that are directly or indirectly convertible into or exchangeable for, or that evidence the right to purchase, directly or indirectly, securities of such Person or any other Person (including the Corporation), whether upon conversion, exercise, exchange, pursuant to anti-dilution provisions of such securities or otherwise.

“Equity Stock” means any and all shares, interests, participation rights or other equivalents (however designated, whether voting or nonvoting) of capital stock, membership interests or equivalent ownership interests in or issued by the Corporation; it being understood that Equity Stock shall include shares of Common Stock of the Corporation.

“Person” means (a) an individual or any corporation, partnership, limited liability company, estate, trust, association, private foundation, joint stock company or any other entity, (b) a “group” as the term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); but shall not include an underwriter that participates in a public offering of stock (including Equity Stock) for a period of 90 days following purchase by such underwriter of such stock, and (c) a “person” as such term is used in Section 355(e) of the Code.

“Series A Convertible Securities” means Convertible Securities convertible into or exercisable or exchangeable for Series A Common Stock.

“Series B Convertible Securities” means Convertible Securities convertible into or exercisable or exchangeable for Series B Common Stock.

“Series C Convertible Securities” means Convertible Securities convertible into or exercisable or exchangeable for Series C Common Stock.

“Underlying Securities” means, with respect to any class or series of Convertible Securities, the class or series of securities into which such class or series of Convertible Securities are directly or indirectly convertible, or for which such Convertible Securities are directly or indirectly exchangeable, or that such Convertible Securities evidence the right to purchase or otherwise receive, directly or indirectly.

SECTION B

SERIES A COMMON STOCK, SERIES B COMMON STOCK AND SERIES C COMMON STOCK

Each share of Series A Common Stock, each share of Series B Common Stock and each share of Series C Common Stock will, except as otherwise provided in this Restated Certificate, be identical in all respects and will have equal rights, powers and privileges.

1.                                      Voting Rights.

Holders of shares of Series A Common Stock will be entitled to one vote for each share of such stock held of record, and holders of shares of Series B Common Stock will be entitled to ten votes for each share of such stock held of record, on all matters that may be submitted to a vote of stockholders of the Corporation (regardless of whether such holders are voting together with the holders of shares of all Voting Securities (as defined below), or as a separate class with the holders of shares of one or more series of Common Stock or Preferred Stock, or as a separate series of Common Stock, or otherwise).  Holders of shares of Series C Common Stock will not be entitled to any voting powers, except as (and then only to the extent) otherwise required by the laws of the State of Delaware.  If a vote or consent of the holders of shares of Series C Common Stock should at any time be required by the laws of the State of Delaware on any matter, the holders of shares of Series C Common Stock will be entitled to one-hundredth (1/100) of a vote on such matter for each share of Series C Common Stock held of record.

Except (A) as may otherwise be required by the laws of the State of Delaware, (B) as may otherwise be provided in this Restated Certificate, or (C) as may otherwise be provided in any Preferred Stock Designation (as defined in Article IV, Section C), the holders of outstanding shares of Series A Common Stock, the holders of outstanding shares of Series B Common Stock and the holders of outstanding shares of each series of Preferred Stock that is designated as a Voting Security and is entitled to vote thereon in accordance with the terms of the applicable Preferred Stock Designation, will vote as one class with respect to the election of directors and with respect to all other matters to be voted on by stockholders of the Corporation (including, without limitation, and irrespective of the provisions of Section 242(b)(2) of the DGCL, any proposed amendment to this Restated Certificate required to be voted on by the stockholders of the Corporation that would (x) increase (i) the number of authorized shares of Common Stock or any series thereof, (ii) the number of authorized shares of Preferred Stock or any series thereof or (iii) the number of authorized shares of any other class or series of capital stock of the Corporation hereafter established or (y) decrease (i) the number of authorized shares of Common Stock or any series thereof, (ii) the number of authorized shares of Preferred Stock or any series thereof or (iii) the number of authorized shares of any other class or series of capital stock of the Corporation hereafter established (but, in each case, not below the number of shares of such class or series of capital stock, as the case may be, then outstanding)), and no separate class or series vote or consent of the holders of shares of any class or series of capital stock of the Corporation will be required for the approval of any such matter.

The term “Voting Securities” means the Series A Common Stock, the Series B Common Stock and any series of Preferred Stock which by the terms of its Preferred Stock Designation is designated as a Voting Security, provided that each such series of Preferred Stock will be entitled to vote together with the other Voting Securities only as and to the extent expressly provided for in the applicable Preferred Stock Designation.

2.                                      Conversion Rights.

(a)                                 Each share of Series B Common Stock will be convertible, at the option of the holder thereof, into one fully paid and non-assessable share of Series A Common Stock.  Any such conversion may be effected by any holder of Series B Common Stock by surrendering such holder’s certificate or certificates for the Series B Common Stock to be converted, duly endorsed, at the office of the Corporation or any transfer agent for the Series B Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified number of shares of Series B Common Stock represented by such certificate or certificates and stating the name or names in which such holder desires the certificate or certificates representing shares of Series A Common Stock to be issued and, if less than all of the shares of Series B Common Stock represented by one certificate are to be converted, the name or names in which such holder desires the certificate representing such remaining shares of Series B Common Stock to be issued.  If so required by the Corporation, any certificate representing shares surrendered for conversion in accordance with this Article IV, Section B.2(a) will be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or the duly authorized representative of such holder, and will, if required by the last sentence of Article IV, Section B.2(b), be accompanied by payment, or evidence of payment, of applicable issue or transfer taxes.  Promptly thereafter, the Corporation will issue and deliver to such holder or such holder’s nominee or nominees, a certificate or certificates representing the number of shares of Series A Common Stock to which such holder will be entitled as herein provided.  If less than all of the shares of Series B Common Stock represented by any one certificate are to be converted, the Corporation will issue and deliver to such holder or such holder’s nominee or nominees a new certificate representing the shares of Series B Common Stock not converted.  Such conversion will be deemed to have been made at the close of business on the date of receipt by the Corporation or any such transfer agent of the certificate or certificates, notice and, if required, instruments of transfer and payment or evidence of payment of taxes referred to above, and the person or persons entitled to receive the Series A Common Stock issuable on such conversion will be treated for all purposes as the record holder or holders of such Series A Common Stock on that date.  A number of shares of Series A Common Stock equal to the number of shares of Series B Common Stock outstanding from time to time will be set aside and reserved for issuance upon conversion of shares of Series B Common Stock.  Shares of Series A Common Stock and shares of Series C Common Stock are not convertible into shares of any other series of Common Stock.

(b)                                 The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of certificates representing shares of Common Stock on conversion of shares of Series B Common Stock pursuant to this Article IV, Section B.2.  The Corporation will not, however, be required to pay any tax that may be payable in respect of any issue or delivery of certificates representing any shares of Common Stock in a name other than that in which the shares of Series B Common Stock so converted were registered and no such issue or delivery will be made unless and until the person requesting the same has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

3.                                      Dividends.

Whenever a dividend, other than a dividend that constitutes a Share Distribution, is paid to the holders of any series of Common Stock then outstanding, the Corporation will also pay to the holders of each other series of Common Stock then outstanding an equal dividend per share.  Dividends will be payable only as and when declared by the Board of Directors of the Corporation out of assets of the Corporation legally available therefor.  Whenever a Share Distribution is paid to the holders of any series of Common Stock then outstanding, the Corporation will also pay a Share Distribution to the holders of each other series of Common Stock then outstanding, as provided in Article IV, Section B.4 below.  For purposes of this Article IV, Section B.3 and Article IV, Section B.4, a “Share Distribution” means a dividend or distribution (including a distribution made in connection with any stock-split, reclassification, recapitalization, dissolution, winding up or full or partial liquidation of the Corporation) payable in shares of any class or series of capital stock, Convertible Securities or other securities of the Corporation or any other Person.

4.                                      Share Distributions.

If at any time a Share Distribution is to be made with respect to any series of Common Stock, such Share Distribution may be declared and paid only as follows:

(a)                                 a Share Distribution (i) consisting of shares of Series C Common Stock or Series C Convertible Securities may be declared and paid to holders of Series A Common Stock, Series B Common Stock and Series C Common Stock, on an equal per share basis, or (ii) consisting of (x) shares of Series A Common Stock or Series A Convertible Securities may be declared and paid to holders of Series A Common Stock, on an equal per share basis, (y) shares of Series B Common Stock or Series B Convertible Securities may be declared and paid to holders of Series B Common Stock, on an equal per share basis, and (z) shares of Series C Common Stock or Series C Convertible Securities may be declared and paid to holders of Series C Common Stock, on an equal per share basis; or

(b)                                 a Share Distribution consisting of any class or series of securities of the Corporation or any other Person, other than Series A Common Stock, Series B Common Stock or Series C Common Stock (or Series A Convertible Securities, Series B Convertible Securities or Series C Convertible Securities), may be declared and paid on the basis of a distribution of (i) identical securities, on an equal per share basis, to holders of Series A Common Stock, Series B Common Stock and Series C Common Stock, (ii) separate classes or series of securities, on an equal per share basis, to the holders of each such series of Common Stock or (iii) a separate class or series of securities to the holders of one or more series of Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Common Stock; provided, that, in connection with a Share Distribution pursuant to clause (ii) or clause (iii), (1) such separate classes or series of securities (and, if the distribution consists of Convertible Securities, the Underlying Securities) do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion and share distribution provisions, as applicable), with holders of shares of Series B Common Stock receiving the class or series of securities having (or convertible into or exercisable or exchangeable for securities having) the highest relative voting rights and the holders of shares of each other series of Common Stock receiving securities of a class or series having (or convertible into or exercisable or exchangeable for securities having) lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion and share distribution, as applicable) among the Series A Common Stock, the Series B Common Stock and the Series C Common Stock, and (2) in the event the securities to be received by the holders of shares of Common Stock other than the Series B Common Stock consist of different classes or series of securities, with each such class or series of securities (or the Underlying Securities into which such class or series is convertible or for which such class or series is exercisable or exchangeable) differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion and share distribution provisions, as applicable), then such classes or series of securities will be distributed to the holders of each series of Common Stock (other than the Series B Common Stock) (A) as the Board of Directors determines or (B) such that the relative voting rights (and any related differences in designation, conversion and share distribution provisions, as applicable) of the class or series of securities (or the Underlying Securities) to be received by the holders of each series of Common Stock (other than the Series B Common Stock) corresponds to the extent practicable to the relative voting rights (and any related differences in designation, conversion and share distribution provisions, as applicable) of such series of Common Stock, as compared to the other series of Common Stock (other than the Series B Common Stock).

5.                                      Reclassification.

The Corporation will not reclassify, subdivide or combine one series of Common Stock without reclassifying, subdividing or combining each other series of Common Stock, on an equal per share basis.  Any such reclassification, subdivision or combination must also be approved in accordance with the requirements set forth in Article IX of this Restated Certificate.

6.                                      Liquidation and Dissolution.

In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Corporation and subject to the payment in full of the preferential or other amounts to which any series of Preferred Stock are entitled, the holders of shares of Series A Common Stock, the holders of shares of Series B Common Stock and the holders of shares of Series C Common Stock will share equally, on a share for share basis, in the assets of the Corporation remaining for distribution to the holders of Common Stock.  Neither the consolidation or merger of the Corporation with or into any other Person or Persons nor the sale, transfer or lease of all or substantially all of the assets of the Corporation will itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Article IV, Section B.6.

SECTION C

PREFERRED STOCK

The Preferred Stock may be divided and issued in one or more series from time to time, with such powers, designations, preferences and relative, participating, optional or other rights and qualifications, limitations or restrictions thereof, as will be stated and expressed in a resolution or resolutions providing for the issue of each such series adopted by the Board of Directors (a “Preferred Stock Designation”).  The Board of Directors, in the Preferred Stock Designation with respect to a series of Preferred Stock (a copy of which will be filed as required by law), will, without limitation of the foregoing, fix the following with respect to such series of Preferred Stock:

(i)                                     the distinctive serial designations and the number of authorized shares of such series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed and filed as required by law (except where otherwise provided in a Preferred Stock Designation);

(ii)                                  the dividend rate or amounts, if any, for such series, the date or dates from which dividends on all shares of such series will be cumulative, if dividends on stock of such series will be cumulative, and the relative preferences or rights of priority, if any, or participation, if any, with respect to payment of dividends on shares of such series;

(iii)                               the rights of the shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, if any, and the relative preferences or rights of priority, if any, of payment of shares of such series;

(iv)                              the right, if any, of the holders of such series to convert or exchange such stock into or for other classes or series of a class of stock or indebtedness of the Corporation or of another Person, and the terms and conditions of such conversion or exchange, including provision for the adjustment of the conversion or exchange rate in such events as the Board of Directors may determine;

(v)                                 the voting powers, if any, of the holders of such series, including whether such series will be a Voting Security and, if so designated, the terms and conditions on which the holders of such series may vote together with the holders of any other class or series of capital stock of the Corporation;

(vi)                              the terms and conditions, if any, for the Corporation to purchase or redeem shares of such series; and

(vii)                           any other relative rights, powers, preferences and limitations, if any, of such series.

The Board of Directors is hereby expressly authorized to exercise its authority with respect to fixing, designating and issuing various series of the Preferred Stock and determining the powers, designations, preferences and relative, participating, optional or other rights of such series of Preferred Stock, if any, and the qualifications, restrictions or limitations thereof, if any, to the full extent permitted by applicable law, subject to any stockholder vote that may be required by this Restated Certificate.  All shares of any one series of the Preferred Stock will be alike in every particular.  Except to the extent otherwise expressly provided in the Preferred Stock Designation for a series of Preferred Stock, the holders of shares of such series will have no voting rights except as may be required by the laws of the State of Delaware.  Further, unless otherwise expressly provided in the Preferred Stock Designation for a series of Preferred Stock, no consent or vote of the holders of shares of Preferred Stock or any series thereof will be required for any amendment to this Restated Certificate that would increase the number of authorized shares of Preferred Stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of Preferred Stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of Preferred Stock or such series, as the case may be, then outstanding).

Except as may be provided by the Board of Directors in a Preferred Stock Designation or by law, shares of any series of Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes will have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reissued as part of a new series of Preferred Stock to be created by a Preferred Stock Designation or as part of any other series of Preferred Stock.

ARTICLE V

DIRECTORS

SECTION A

NUMBER OF DIRECTORS

The governing body of the Corporation will be a Board of Directors.  Subject to any rights of the holders of any series of Preferred Stock to elect additional directors, the number of directors will not be less than three (3) and the exact number of directors will be fixed by the Board of Directors by resolution.  Election of directors need not be by written ballot.

SECTION B

CLASSIFICATION OF THE BOARD

Except as otherwise fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any series of Preferred Stock to separately elect additional directors,

which additional directors are not required to be classified pursuant to the terms of such series of Preferred Stock, the Board of Directors will be divided into three classes:  Class I, Class II and Class III.  Each class will consist, as nearly as possible, of a number of directors equal to one-third (1/3) of the number of members of the Board of Directors authorized as provided in Section A of this Article V.  The term of office of the initial Class I directors will expire at the annual meeting of stockholders in 2014; the term of office of the initial Class II directors will expire at the annual meeting of stockholders in 2012; and the term of office of the initial Class III directors will expire at the annual meeting of stockholders in 2013.  At each annual meeting of stockholders of the Corporation the successors of that class of directors whose term expires at that meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.  The directors of each class will hold office until their respective successors are elected and qualified or until such director’s earlier death, resignation or removal.

SECTION C

REMOVAL OF DIRECTORS

Subject to the rights of the holders of any series of Preferred Stock, directors may be removed from office only for cause upon the affirmative vote of the holders of at least a majority of the total voting power of the then outstanding Voting Securities entitled to vote thereon, voting together as a single class.

SECTION D

NEWLY CREATED DIRECTORSHIPS AND VACANCIES

Subject to the rights of holders of any series of Preferred Stock, vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on the Board of Directors, will be filled only by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining director.  Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is apportioned, and until such director’s successor will have been elected and qualified or until such director’s earlier death, resignation or removal.  No decrease in the number of directors constituting the Board of Directors will shorten the term of any incumbent director, except as may be provided with respect to any additional director elected by the holders of the applicable series of Preferred Stock.

SECTION E

LIMITATION ON LIABILITY AND INDEMNIFICATION

1.                                      Limitation On Liability.

To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the Corporation will not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director.  Any repeal or modification of this paragraph 1 will be prospective only and will not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

2.                                      Indemnification.

(a)                                 Right to Indemnification.  The Corporation will indemnify, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) incurred by such person.  Such right of indemnification will inure whether or not the claim asserted is based on matters which antedate the adoption of this Section E.  The Corporation will be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors.

(b)                                 Prepayment of Expenses.  The Corporation will pay the expenses (including attorneys’ fees) incurred by a director or officer in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding will be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

(c)                                  Claims.  If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful, will be entitled to be paid the expense (including attorney’s fees) of prosecuting such claim to the fullest extent permitted by Delaware law.  In any such action the Corporation will have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

(d)                                 Non-Exclusivity of Rights.  The rights conferred on any person by this paragraph will not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Restated Certificate, the Bylaws, agreement, vote of stockholders or resolution of disinterested directors or otherwise.

(e)                                  Other Indemnification.  The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity will be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

3.                                      Amendment or Repeal.

Any amendment, modification or repeal of the foregoing provisions of this Section E will not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

SECTION F

AMENDMENT OF BYLAWS

In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors, by action taken by the affirmative vote of not less than 75% of the members of the Board of Directors then in office, is hereby expressly authorized and empowered to adopt, amend or repeal any provision of the Bylaws of this Corporation.

ARTICLE VI

TERM

The term of existence of this Corporation shall be perpetual.

ARTICLE VII

STOCK NOT ASSESSABLE

The capital stock of this Corporation shall not be assessable.  It shall be issued as fully paid, and the private property of the stockholders shall not be liable for the debts, obligations or liabilities of this Corporation.  This Restated Certificate shall not be subject to amendment in this respect.

ARTICLE VIII

MEETINGS OF STOCKHOLDERS

SECTION A

ANNUAL AND SPECIAL MEETINGS

Subject to the rights of the holders of any series of Preferred Stock, stockholder action may be taken only at an annual or special meeting.  Except as otherwise provided in a Preferred Stock Designation with respect to any series of Preferred Stock or unless otherwise prescribed by law or by another provision of this Restated Certificate, special meetings of the stockholders of the Corporation, for any purpose or purposes, will be called by the Secretary of the Corporation (i) upon the written request of the holders of not less than 66 2/3% of the total voting power of the then outstanding Voting Securities entitled to vote thereon or (ii) at the request of at least 75% of the members of the Board of Directors then in office.

SECTION B

ACTION WITHOUT A MEETING

No action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied; provided, however, that notwithstanding the foregoing, holders of any series of Preferred Stock may take action by written consent to the extent provided in a Preferred Stock Designation with respect to such series.

ARTICLE IX

ACTIONS REQUIRING SUPERMAJORITY STOCKHOLDER VOTE

Subject to the rights of the holders of any series of Preferred Stock, the affirmative vote of the holders of at least 66 2/3% of the total voting power of the then outstanding Voting Securities entitled to vote thereon, voting together as a single class at a meeting specifically called for such purpose, will be required in order for the Corporation to take any action to authorize:

(i)                                     the amendment, alteration or repeal of any provision of this Restated Certificate or the addition or insertion of other provisions herein; provided, however, that this clause (i) will not apply to any such amendment, alteration, repeal, addition or insertion (A) as to which the laws of the State of Delaware, as then in effect, do not require the consent of this Corporation’s stockholders, or (B) that at least 75% of the members of the Board of Directors then in office have approved;

(ii)                                  the adoption, amendment or repeal of any provision of the Bylaws of the Corporation; provided, however, that this clause (ii) will not apply to, and no vote of the stockholders of the Corporation will be required to authorize, the adoption, amendment or repeal of any provision of the Bylaws of the Corporation by the Board of Directors in accordance with the power conferred upon it pursuant to Section F of Article V of this Restated Certificate;

(iii)                               the merger or consolidation of this Corporation with or into any other corporation; provided, however, that this clause (iii) will not apply to any such merger or consolidation (A) as to which the laws of the State of Delaware, as then in effect, do not require the consent of this Corporation’s stockholders, or (B) that at least 75% of the members of the Board of Directors then in office have approved;

(iv)                              the sale, lease or exchange of all, or substantially all, of the property or assets of the Corporation; provided, however, that this clause (iv) will not apply to any such sale, lease or exchange that at least 75% of the members of the Board of Directors then in office have approved; or

(v)                                 the dissolution of the Corporation; provided, however, that this clause (v) will not apply to such dissolution if at least 75% of the members of the Board of Directors then in office have approved such dissolution.

Subject to the foregoing provisions of this Article IX, the Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Restated Certificate, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other Persons whomsoever by and pursuant to this Restated Certificate in its present form or as hereafter amended are granted subject to the rights reserved in this Article IX.

IN WITNESS WHEREOF, the undersigned has executed this Restated Certificate of Incorporation this 7th day of June, 2013.

STARZ

By:	/s/ Scott Macdonald
Name:	Scott Macdonald
Title:	Chief Financial Officer, Executive Vice President and Treasurer